EXHIBIT 10.16(a)

First Amendment to Amended and Restated People’s Bank Supplemental Savings Plan

FIRST AMENDMENT TO

AMENDED AND RESTATED

PEOPLE’S BANK SUPPLEMENTAL SAVINGS PLAN

WHEREAS, People’s Bank (the “Bank”), a Connecticut chartered capital stock savings bank, maintains the People’s Bank Supplemental Employee Savings Plan, which was amended and restated in its entirety as of March 31, 1998 (the “Plan”); and

WHEREAS, the Plan is intended to supplement benefits payable under the People’s Bank 401(k) Employee Savings Plan (the “ESP”) to a select group of management or highly compensated employees of the Bank who satisfy the eligibility requirements of the Plan; and

WHEREAS, the Bank has determined to provide for investment adjustments to Plan participant account balances from the date final distribution has been made from such participant’s ESP accounts and to clarify the payment dates for monthly benefit payments under the Plan; and

WHEREAS, the Bank has retained the power to amend the Plan at any time and from time to time pursuant to and in accordance with the provisions of Section 12(a) of the Plan as amended and restated.

NOW, THEREFORE, the Plan is amended effective as of December 31, 2000 as follows:

1. Section 5. of the Plan is amended by adding to the end thereof the following:

For any Participant or beneficiary entitled to benefit payments under Section 7 hereof on or after December 31, 2000, any unpaid balance that remains credited to such Participant’s Plan account after final distribution has been made of such Participant’s 401(k) Plan account shall be deemed to be invested in accordance with the investment experience of the People’s Bank Stable Value Fund (or any fund which the Committee determines has replaced such fund under the terms of the 401(k) Plan).

2. Sections 6 and 7 of the Plan are hereby amended to change the word “Paragraph” to the word “Section” each time it appears.

3. The third sentence of Section 7 of the Plan is amended by substituting the following in place of the phrase “on the first day”:

“on the first payroll payment date”

4. The fourth sentence of Section 7 is amended to read as follows:

“On the first payroll payment date of the thirteenth month following such termination, the full balance of such Participant’s account (determined as of the most recent available valuation date under the 401(k) Plan preceding such payment date) shall be distributed to such Participant or in the event of her or his death, to her or his Beneficiary.”

IN WITNESS WHEREOF, the Bank, acting by its undersigned officer, duly authorized, hereby executes this Amendment as of December 31, 2000.

PEOPLE’S BANK

By:
Its:

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